Exhibit 10.10
AMENDED AND RESTATED
INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE

Intuitive Surgical, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Global Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Global Restricted Stock Unit Agreement (including any additional terms and conditions for Participant’s country included in the appendix attached thereto) attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	[__________________________]
Grant Number:	[_____________]
Grant Date:	[__________________________]
Vesting Commencement Date:	[__________________________]
Number of RSUs:	[_____________]
Type of Shares Issuable:	Common Stock
Vesting Schedule:	The RSUs shall vest as shown in the Vest Schedule on the corporate broker’s website, subject to the Participant’s continued service with the Company through each applicable vesting date.

By Participant’s signature below, or by indicating acceptance of this award through the Company’s online acceptance procedure (including online acceptance through a third-party website authorized by the Company), Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing or accepting the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

INTUITIVE SURGICAL, INC.:	PARTICIPANT via Online Electronic Acceptance
By:
Title:

Exhibit 10.10
EXHIBIT A
TO THE GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice (this “Award”).
ARTICLE I.
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2Incorporation of Terms of Plan. The RSUs and the shares of Common Stock (“Stock”) issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement (including any additional terms and conditions for Participant’s country set forth in the appendix attached hereto (the “Appendix”)) and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
2.1Award of RSUs.
(a)Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 13.2 of the Plan. Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.2Vesting of RSUs.
(a)Subject to Participant’s continued employment with or service to the Company or an Affiliate on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.
(b)In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in the Plan or a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs which are not so vested shall lapse and expire. For purposes of the RSUs, a Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such Termination of Service and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or otherwise rendering services, or the terms of Participant’s employment or other service agreement, if any). Participant’s employment or

Exhibit 10.10
service relationship will not be extended by any notice period (e.g., Participant’s period of service will not be extended by any contractual notice period or period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where Participant is employed or otherwise rendering services, or the terms of Participant’s employment or other service agreement, if any). Notwithstanding the forgoing, the Administrator shall have exclusive discretion to determine when a Termination of Service has occurred for purposes of the RSUs (including when Participant is no longer considered to be providing services while on a leave of absence). In the event of Participant’s leave of absence, vesting of the RSUs shall be governed by the Company’s leave of absence policies, as may be amended from time to time, and in accordance with applicable laws.
(c)Notwithstanding 2.2(a) hereof and the Grant Notice, but subject to 2.2(b) hereof, vesting of the RSUs is also subject to acceleration under certain circumstances following a Change of Control (as defined in the Intuitive Surgical, Inc. Severance Plan (the “Severance Plan”)), in accordance with the terms of the Severance Plan, as may be amended from time to time. The Severance Plan can be found on the Company’s Infoweb. The terms of the Severance Plan include that the Board has the discretionary authority to amend or terminate the Severance Plan in any respect by resolution adopted by a two-thirds or greater majority of the Board, unless a Change of Control has previously occurred. Any changes to the terms of the Severance Plan properly approved by the Board shall be binding on the RSUs being granted in the Grant Notice.
2.3Distribution or Payment of RSUs.
(a)Unless otherwise indicated in this Agreement, Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate securities laws or any other applicable law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.
(b)In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the trading day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company only in the form of whole Shares. The Company, may, in its sole discretion round any fractional shares up or down to the nearest whole Share or distribute the fractional Shares in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the trading day immediately preceding the date of such distribution.
2.4Restrictions on Issuance / Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue any Shares to Participant prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to

Exhibit 10.10
obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolutely discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend this Agreement without Participant’s consent, to the extent necessary to comply with securities or other laws applicable to the issuance of Shares.
2.5Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)Regardless of any action the Company and/or the Affiliate employing or otherwise retaining Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that neither the Company nor the Employer (i) make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; or (ii) commit to or are under any obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents at their discretion to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)by requiring payment by cash or check made payable to the Company and/or the Affiliate(s) with respect to which the withholding obligation arises; or
(ii)by the deduction of such amount from salary, wages or other compensation payable to Participant;
(iii)with respect to any Tax-Related Items arising in connection with the vesting and settlement of the RSUs, by withholding a net number of vested shares of Stock otherwise issuable pursuant to the RSUs to satisfy the Tax-Related Items;
(iv)by withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization, without further consent); or
(v)in any combination of the foregoing, or any other method determined by the Administrator to be in compliance with applicable laws.

Exhibit 10.10
(c)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other withholding rates, including up to and including maximum withholding rates in Participant’s jurisdiction(s). If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying Tax-Related Items.
(d)Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver Shares or proceeds from the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(e)In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(b)(iv), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf (either through a voluntary sale or mandatory sale, without further consent) a whole number of Shares from the vested Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation for Tax-Related Items and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(e), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(e) if such delay will result in a violation of Section 409A of the Code.
2.6Nature of Grant. In accepting this Award, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

Exhibit 10.10
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination of Service (for any reason whatsoever and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or otherwise rendering services, or the terms of Participant’s employment or other service agreement, if any);
(i)unless otherwise agreed with the Company, the RSUs and the Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Parent or Affiliate;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by another company, nor to be exchanged, cashed out or substituted for in connection with any corporate transaction affecting the Stock of the Company; and
(k)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
2.7Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
ARTICLE IV.OTHER PROVISIONS
4.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules, in accordance with applicable laws. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
4.2RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan, subject to the Intuitive Surgical, Inc. Equity Domestic Relations Order Policy, effective July 1, 2014, as may be amended from time to time.
4.3Adjustments. To the extent permitted under applicable laws, the Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject

Exhibit 10.10
to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.
4.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or any equivalent non-U.S. postal service.
4.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.6No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
4.7Data Privacy. If Participant would like to participate in the Plan, Participant will need to review the information provided in this Section 3.7 and, where applicable, declare consent to the processing and/or transfer of personal data as described below.
(a)EEA+ Controller and Representative. If Participant is based in the European Union, the European Economic Area or the United Kingdom (collectively “EEA+”), Participant should note that the Company, with its registered address at 1020 Kifer Road, Sunnyvale, California 94086, United States of America, is the controller responsible for the processing of Participant’s personal data in connection with the Agreement and the Plan. The Company is represented in the EEA+ by Intuitive Surgical SAS, Cité de la Photonique, bâtiment Gienah, 11 avenue de Canteranne, 33600 Pessac, France.
(b)Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about Participant, including but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Stock or directorships held in the Company, details of all RSUs granted under the Plan or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant, the Employer or otherwise in connection with this Agreement or the Plan (“Data”), for the legitimate purposes of implementing, administering and managing the Plan and allocating shares of Stock pursuant to the Plan.
If Participant is based in the EEA+, the legal basis, where required, for the processing of Data by the Company is the necessity of the Data processing for the Company’s performance of its obligations under the Plan, and where applicable, the Company’s legitimate interest of complying with contractual or other statutory obligations to which it is subject.
If Participant is based outside of the EEA+, the Company’s legal basis for the processing of Data is Participant’s consent, as further described below.

Exhibit 10.10
(c)Stock Plan Administration Service Providers: The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliated companies (the “Designated Broker”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Designated Broker may open an account for Participant to receive and trade Shares acquired under the Plan. Participant may be asked to agree on separate terms and data processing practices with the Designated Broker, with such agreement being a condition to the ability to participate in the Plan.
(d)International Data Transfers: The Company and the Designated Broker are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. Participant should note that his or her country may have enacted data privacy laws that are different from the United States. For example, Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that Participant’s Data may not have an equivalent level of protection as compared to Participant’s country of residence.
The onward transfer of Data from the Company to the Designated Broker or, as the case may be, a different service provider of the Company is based solely on Participant’s consent, as further described below.
If Participant is based outside of the EEA+, Data will be transferred from Participant’s jurisdiction to the Company and onward from the Company to any of its service providers based on Participant’s consent, as further described below.
(e)Data Retention: The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws.
(f)Data Subject Rights: Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) restrict the portability of Data, and/or (vii) lodge complaints with competent authorities in Participant’s jurisdiction. To receive additional information regarding these rights or to exercise these rights, Participant can contact the Company’s global privacy officer at data.privacy@intusurg.com.
(g)Necessary Disclosure of Personal Data. Participant understands that providing the Company with Data is necessary for the performance of the Agreement and that Participant’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.
(h)Voluntariness and Consequences of Consent Denial or Withdrawal: Participation in the Plan is voluntary and Participant is providing the consents herein on a voluntary basis. Participant understands that he or she may request to stop the transfer and processing of the Data for purposes of participation in the Plan and that Participant’s compensation from or employment relationship with the Employer will not be affected. The only consequence of refusing or

Exhibit 10.10
withdrawing consent is that the Company would not be able to allow Participant to participate in the Plan. Participant understands that the Data will still be processed in relation to his or her employment or service relationship and for record-keeping purposes. For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact the Company’s global privacy officer at data.privacy@intusurg.com.
(i)

Declaration of Consent. If Participant is based in the EEA+, by accepting the RSUs and indicating consent by signing the Grant Notice or through the Company’s online acceptance procedure, Participant explicitly declares his or her consent to the onward transfer of Data by the Company to the Designated Broker or, as the case may be, a different service provider of the Company in the U.S. as described above.

If Participant is based outside of the EEA+, by accepting the RSUs and indicating consent by signing the Grant Notice or through the Company’s online acceptance procedure, Participant explicitly declares his or her consent to the entirety of the Data processing operations described above including, without limitation, the onward transfer of Data by the Company to the Designated Broker or, as the case may be, a different service provider of the Company in the U.S.

4.8Governing Law/Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
4.9Conformity to Applicable Law. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the U.S. Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, and any other laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.
4.10Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
4.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Exhibit 10.10
4.12Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.13Not a Contract of Employment. Nothing in this Agreement or in the Plan shall create an employment or service relationship with, or confer upon Participant any right to continue to serve as an employee or other service provider of, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.
4.14Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Appendix and any other exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.15Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
4.16Language. Participant acknowledges that Participant is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.17Electronic Delivery and Acceptance. The Company may, in its sole discretion decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.18Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or

Exhibit 10.10
unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.19Appendix. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any additional terms and conditions for Participant’s country set forth in the Appendix attached hereto. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country, if any, will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
4.20Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
4.21Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, Participant’s country, the broker’s country and the country or countries in which the Stock is listed, which may affect Participant’s ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs), or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company insider information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may apply to Participant under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
4.22Foreign Asset/Account Reporting Requirements. If Participant resides in a country outside the United States, there may be certain foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage account or bank outside of Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country within a certain time after receipt. It is Participant’s responsibility to comply with such regulations and Participant should speak to his or her personal legal advisor on this matter.
4.23Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Exhibit 10.10
4.24Clawback. All Awards and any Shares acquired in respect thereof will be subject to recoupment by the Company to the extent required to comply with applicable law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy is in place at the time of grant or payment of the Award.
4.25Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.
4.26Deemed Acceptance of Agreement for Participants in the United States. In the event Participant works and/or resides in the United States, unless Participant notifies the Company within ten (10) calendar days following receipt of the Grant Notice and this Agreement that Participant declines the Award, Participant will be deemed to have accepted and agreed to the terms and conditions of the Grant Notice, this Agreement and the Plan. Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions thereof, which are incorporated herein by reference.
4.27Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
* * * * *

Exhibit 10.10
APPENDIX

TO THE AMENDED AND RESTATED
INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

FOR PARTICIPANTS OUTSIDE OF THE UNITED STATES

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Global Restricted Stock Unit Agreement (the “Agreement”) or the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Plan if Participant works and/or resides in one of the countries listed below. This Appendix forms part of the Agreement.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency to another country after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications
This Appendix also includes information regarding exchange control and certain other issues which Participant should be award with respect to participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of November 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the RSUs and acquires Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her personal situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency to another country after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

Exhibit 10.10
AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) ) (the “Act”) applies (subject to the conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for Participant. If there is no Australian bank involved with the transfer, Participant will have to file the report.
Securities Law Information. The grant of RSUs is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on applicable disclosure obligations prior to making any such offer.

AUSTRIA

No country-specific provisions apply.
BELGIUM

Notifications
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

BULGARIA
No country-specific provisions apply.
CANADA

Terms and Conditions
Form of Delivery. The following provision supplements Section 2.3 of the Agreement:

Notwithstanding any discretion contained in the Plan and the Agreement, the RSUs will not be settled in cash or a combination of cash and Shares. The RSUs will be settled only in Shares.

Nature of Grant. The following provision replaces Section 2.2(b) of the Agreement:
In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant

Exhibit 10.10
shall immediately forfeit any and all RSUs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs which are not so vested shall lapse and expire.

For purposes of the RSUs, Participant’s Termination of Service will be deemed to occur as of the date that is the earlier of (i) the date of Participant’s termination, (ii) the date Participant receives notice of termination, or (iii) the date Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of Participant’s employment or service agreement, if any), regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or providing services or the terms of his or her employment or service agreement, if any; unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date; in the event that the date the Participant is no longer actively providing services cannot be reasonably determined under the terms of this Agreement and the Plan, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her RSUs (including whether Participant may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the RSUs, if any, will terminate effective as of the last date of the minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.
The following provisions apply to residents of Quebec:
Language Consent. A French translation of the Plan, Grant Notice and the Agreement will be made available to Participant as soon as reasonably practicable. Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Consentement à la Langue Utilisée. Une traduction française du Plan, de l'Avis d'octroi et de la présente Entente sera mise à la disposition de Participant dès que raisonnablement possible. Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, Intuitive Surgical traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible
Data Privacy. The following provision supplements Section 3.7 of the Agreement:
Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. Participant further authorizes the Company, the Employer, any Affiliate, E*TRADE Financial Services, Inc. and any other stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors. Participant acknowledges and agrees that Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States. Participant also authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file. Participant also acknowledges and authorizes the Company, its Affiliates and other parties involved in the

Exhibit 10.10
administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Notifications
Securities Law Information. The sale of Shares acquired under the Plan may not take place in Canada. This requirement will be satisfied where the Shares are sold by the designated broker under the Plan through the facilities of the U.S. stock exchange on which the Shares are currently listed (i.e., the Nasdaq Global Select Market).

CZECH REPUBLIC

No country-specific provisions apply.
FINLAND

No country-specific provisions apply.

FRANCE
Terms and Conditions
RSUs Not Tax-Qualified. The RSUs granted under this Agreement are not intended to qualify for special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Language Consent. By accepting the RSUs, Participant confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.
En acceptant ces "RSUs", le Participant confirme avoir lu et compris le Plan et Accord de, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
GERMANY

No country-specific provisions apply.
HONG KONG
Terms and Conditions
Form of Delivery. The following provision supplements Section 2.3 of the Agreement:

Notwithstanding any discretion contained in the Plan and the Agreement, the RSUs will not be settled in cash or a combination of cash and Shares. The RSUs will be settled only in Shares.
Restriction on Sale of Shares. Participant agrees not to sell any Shares that are issued to Participant or Participant’s heirs prior to the six-month anniversary of the Grant Date.

Exhibit 10.10
Notifications
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the grant. If Participant has any questions regarding the contents of this Agreement or the Plan, Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to eligible employees and other service providers of the Company, its Parent or Affiliates. This Agreement, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii), are intended only for the personal use of each eligible employee or other service provider of the Company, its Parent or Affiliates and may not be distributed to any other person.
IRELAND

Notifications

Director Notification Information. If Participant is a director, shadow director or secretary of an Irish Affiliate and has a 1% or more shareholding interest in the Company, he or she must notify the Irish Affiliate in writing upon receiving or disposing of an interest in the Company (e.g., RSUs, Shares) or upon becoming aware of the event giving rise to the notification requirement, or upon becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL

Israeli Sub-Plan. The RSUs are also subject to the Sub-Plan for Israeli Participants (the "Sub-Plan"). The terms used herein shall have the meaning ascribed to them in the Plan and the Sub-Plan. In the event of any conflict, whether explicit or implied between the provisions of this Agreement and the Sub-Plan, the provisions set out in the Sub-Plan shall prevail.
Designation. The RSUs are intended to be subject to the Capital Gains Route under Section 102 of the Israeli Income Tax Ordinance [New Version] - 1961 (the “Ordinance” and the "Capital Gains Route"), subject to compliance with the requirements under Section 102 of the Ordinance and any rules or regulations thereunder, including the execution of this Agreement and the acknowledgments included below. However, in the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route.
The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance.
The Trustee. The RSUs and the Shares issued upon settlement of such RSUs and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the RSUs (the “Additional Rights”) shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the Capital Gains Route for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In

Exhibit 10.10
accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the required the period of time required under Section 102 of the Ordinance or any shorter period of time determined by the Israeli The Authority (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 of the Ordinance shall apply to and shall be borne by the Participant.
Any fees associated with any vesting, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Company or a Subsidiary or the Trustee.
Taxes. Any and all taxes due in relation to the RSUs and the underlying Shares, including, but not limited to, the grant of the RSUs and/or the vesting, transfer, waiver, or expiration of RSUs and/or underlying Shares, and/or the sale of underlying Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned tax, directly or indirectly, nor shall they be required to gross up such tax in the Participant’s salary or remuneration. The Company and/or any Subsidiary and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agree to indemnify the Company and/or any Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to him. The Company and/or any Subsidiary and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Participant or from proceeds of the sale of the Shares an amount equal to any Taxes required by law to be withheld with respect to the Shares. The Participant will pay to the Company, any subsidiary or the Trustee any amount of taxes that the Company or any Subsidiary or the Trustee may be required to withhold with respect to the Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if the Participant fail to comply with his obligations in connection with the taxes as described in this section.
Additional Covenants and Undertakings. The Participant must sign a consent letter, which will be provided to the Participant separately, confirming that: (i) The Participant is familiar with and understands the provisions of Section 102 of the Ordinance and any associated rules or regulations in general, and the tax arrangement under the Capital Gains Route in particular, and agrees to comply with such provisions, as amended from time to time; (ii) The Participant agrees that the RSUs and the Shares that may be issued in connection with the RSUs will be held or controlled by a trustee for at least the duration of the Holding Period, as determined in Section 102 of the Ordinance under the Capital Gains Route; (iii) The Participant agrees to the provisions of the trust deed signed between the Company and/or the Subsidiary and the Trustee attached hereto; (iv) The Participant acknowledges that releasing of the Shares from trust, or any sale of the Shares prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 of the Ordinance and agree to bear the relevant sanctions; (v) The Participant authorizes the Company and/or his/her employer to provide the Trustee with any information required for the purpose of administrating the grant of the RSUs, including without limitation information about his/her RSUs, income tax rates, salary bank account, contact details and identification number and any reasonable information required by the Trustee; (vi) The Participant declares that he/she is a resident of the state of Israel for tax purposes and agree to notify the Company upon any change in the residence address and acknowledge that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or any Subsidiary is terminated, the RSUs and underlying Shares shall remain subject to Section 102 of the Ordinance, the trust agreement, the Plan and grant documents; (vii) The Participant acknowledges, understands and agrees that the RSUs are an extraordinary, one-time benefit granted to the Participant, and does not create any contractual or other right to receive a future grant of RSUs.

Exhibit 10.10
Security Exemption. The Company has obtained an exemption from the requirement to file a prospectus in Israel in respect to the offer of the RSUs. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available, free of charge, upon request from the local human resources department.

ITALY

Terms and Conditions
Plan Document Acknowledgment. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, the Grant Notice, the Agreement (including this Appendix) and has reviewed the Plan and the Agreement (including this Appendix) in their entirety and fully accepts all provisions thereof. Participant further acknowledges that he or she has read and specifically and expressly approves the Grant Notice and the following provisions of the Agreement: (i) Section 2.1: Award of RSUs; (ii) Section 2.2: Vesting of RSUs; (iii) Section 2.3: Distribution or Payment of RSUs; (iv) Section 2.4: Restrictions on Issuance / Compliance with Law; (v) Section 2.5: Tax Withholding; (vi) Section 2.6: Nature of Grant; (vii) Section 2.7: Rights as Stockholder; (viii) Section 3.2: RSUs Not Transferable; (ix) Section 3.7: Data Privacy Information and Consent; (x) Section 3.8: Governing Law/Venue; (xi) Section 3.10: Amendment, Suspension and Termination; (xii) Section 3.17: Electronic Delivery and Acceptance; (xiii) Section 3.18: Agreement Severable; (xiv) Section 3.20: Imposition of Other Requirements; (xv) Section 3.21: Insider Trading Restrictions/Market Abuse Laws; and (xvi) Section 3.26: Waiver.
JAPAN

No country-specific provisions apply.

KOREA
No country-specific provisions apply.
MALAYSIA
Notifications
Director Notification Obligation. If you are a director of an Affiliate in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Affiliate in writing when you receive or dispose of an interest in the Company or any related company. Such notifications must be made within fourteen (14) days of receiving or disposing of any interest in the Company or any related company.
MEXICO

Terms and Conditions
No Entitlement for Claims or Compensation. The following section supplements Section 2.6 of the Agreement:

Modification. By accepting the Award, Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Exhibit 10.10

Policy Statement. The Award the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 1020 Kifer Road, Sunnyvale, CA 94086, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the Award do not, in any way, establish an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and the sole employer is a Mexican or other Affiliate, nor does it establish any rights between Participant and the Employer.

Plan Document Acknowledgment. By accepting the Award, Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan, Grant Notice and the Agreement in their entirety, and fully understand and accept all provisions of the Plan, Grant Notice and the Agreement.

In addition, Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 2.6 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; and (iii) participation in the Plan is voluntary.

Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of his or her participation in the Plan and therefore grant a full and broad release to the Employer, the Company and any Affiliate with respect to any claim that may arise under the Plan or the Agreement.

Spanish Translation

Ausencia de derechos de reclamación o compensación: Estas especificaciones complementan la Sección 2.6 del Contrato.

Moficaciones: Al aceptar el Premio, el Participante reconoce y acepta que cualquier modificación al Plan o al Convenio o la terminación del mismo no significará una modifiación o detrimento en los términos y condiciones de su relación de trabajo.

Establecimiento de la Política. El Premio que la Empresa está haciendo por medio del Plan es unilateral y discesional, por tal motivo, la Empresa se reserva el derecho de modificarlo o cancelarlo sin responsabilidad alguna hacia Usted.
La Empresa, con domicilio registrado en 1020 Kifer Road, Sunnyvale, Ca, 94086, es la única responsable para la administración de Plan y que su participación en los Plan y adquisición de acciones no constituye una relación de trabajo entre la Empresa y el Participante, toda vez que su participación en el Plan es totalmente en base a una relación comercial y que el patrón del Participante es una sociedad Mexicana, afiliada o no a la Empresa. El Plan no establece derechos entre el Participante y su patrón.

Exhibit 10.10
Reconicimiento de los Términos y Condiciones. Al aceptar el Premio, el Participante reconoce que ha recibido una copia del Plan, que ha revisado el Plan y la Notificación de la Entrega y el Convenio completos y reconoce y aepta todas y cada una de las condicioines del Plan, el Aviso de Entrega y el Convenio.

Aunado a lo anterior, el Participante reconoce que ha leído y específicamente aprueba los términos y condiciones descritas en el punto 2.6 del Convenio, el cual establece que (i) La participación en el Plan no constituye un derecho adquirido, (ii) El plan y la participación en dicho Plan son ofrecidos por la Empresa en forma totalmente discrecional; y, que (iii) la participación es voluntaria.
Por último, el Participante declara que no se reserva acción legal ni derecho alguno qué hacer valer en contra de la Empresa por ninguna compensación o daño derivado de su participación en el Plan; y por tal motivo en este acto otorga a favor de su patrón, la Empresa y cualquier empresa relacionada, el más amplio finiquito que en derecho corresponda en virtud de cualquier reclamación que pudiera surgir con motivo del Plan o el Convenio.
NETHERLANDS

No country-specific provisions apply.

NORWAY

No country-specific provisions apply.

PORTUGAL

Terms and Conditions

Language Consent. Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglés).

SINGAPORE

Terms and Conditions
Restriction on Sale and Transferability. Participant hereby agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”).
Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being

Exhibit 10.10
subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If Participant is a director (including an alternate, substitute or shadow director) of a Singapore Affiliate, Participant must notify the Singapore Affiliate in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any Affiliate within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming a director.
SPAIN

Terms and Conditions
Nature of Grant. This provision supplements Section 2.6 of the Agreement:
By accepting the RSUs, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or of a Parent or Affiliate throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Affiliate other than as expressly set forth in the Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired under the Plan are not part of any employment or service contract (either with the Company or with any Parent or Affiliate) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Agreement, the RSUs will be cancelled without entitlement to any Shares underlying the RSUs if Participant incurs a Termination of Service, for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.
In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Notifications
Securities Law Information. The grant of RSUs described in the Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering or prospectus.
SWEDEN

Terms and Conditions

Tax Withholding. This provision supplements Section 2.5 of the Agreement:

Exhibit 10.10

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2.5 of the Agreement, in accepting the RSUs, Participant authorizes the Company and/or the Employer to sell or withhold Shares otherwise deliverable to Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications
Securities Law Information. Neither the Agreement nor any materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

TAIWAN

Terms and Conditions
Data Privacy. This provision supplements Section 3.7 of the Agreement:

Participant hereby acknowledges that Participant has read and understood the terms regarding the collection, processing and transfer of Data contained in Section 3.7 of the Agreement and by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Company or the Employer (or any other agreements or consents that may be required by the Company or the Employer) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that Participant will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information. The offer of participation in the Plan is available only for employees or service providers of the Company and any Parent or Affiliate. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

UNITED KINGDOM
Terms and Conditions
Tax Withholding. This provision supplements Section 2.5 of the Agreement:
Without limitation to Section 2.5 of the Agreement, Participant hereby agrees that he or she is liable for any Tax-Related Items related to his or her participation in the Plan and hereby covenants to pay such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer

Exhibit 10.10
against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant understands that the foregoing provision will not apply. Instead, any Tax-Related Items not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which can be recovered by any means set out in the Agreement.